Exhibit 99.77C

Western Asset Income
Fund
("Registrant")
Form N-SAR
For the Six Months Ended
June 30, 2006

Sub-Item 77C:  Matters
submitted to a vote of
security holders

Shareholder Meeting
Results (amounts are in
thousands):
The Fund's annual
meeting of shareholders
was held on May 9, 2006.
Of the 9,389 common
shares outstanding, the
following shares were
voted at the meeting:

F
o
r



W
i
t
h
h
e
l
d
Election of Directors:
Ronald J. Arnault

	7,725		169
Anita L. DeFrantz

	7,682		213
Ronald L. Olson

	7,690		205
William E.B. Siart

	7,716		179
Louis A. Simpson

	7,715		180
Jaynie Miller Studenmund

	7,687		208



F
o
r

A
g
a
i
n
s
t

A
b
s
t
a
i
n

Approval of amendment to
t
h
e

F
u
n
d
'
s

C
e
r
t
i
f
i
c
a
t
e
Of Incorporation to add
a
n

e
x
c
u
l
p
a
t
o
r
y

p
r
o
v
i
s
i
o
n


7
,
3
9
0

3
6
8

1
3
6


Although an amendment to
the Fund's Certificate
of Incorporation was
approved by stockholders
of the Fund, the
amendment has not been
filed with the State of
Delaware and has not yet
become effective because
it is believed that the
amendment, as currently
worded, would not be
consistent with the
Investment Company Act
of 1940, as amended.




G:\Groups\Reporting\NSAR Back-
up\TRUSTS\WAIF\2006\6.30.06\M
atters submitted to a vote 77C WAIF
6.30.06.doc		08/28/2006